Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-205922
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.75% Subordinated Notes due August 15, 2025	$25,500,000	$2,567.85

(1)
The filing fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated August 27, 2015)
$25,500,000 Subordinated Notes
BANKWELL FINANCIAL GROUP, INC.
5.75% Subordinated Notes Due August 15, 2025
References in this prospectus supplement or the accompanying prospectus to the “Company”, “we”, “us” and “our” are to Bankwell Financial Group, Inc. and not to any of its subsidiaries unless otherwise specified or the context requires otherwise.
This prospectus supplement relates to the resale from time to time of up to $25,500,000 principal amount of our 5.75% Subordinated Notes, held by the selling noteholders identified in this prospectus supplement. We are not selling any of our notes pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our notes offered by this prospectus supplement by the selling noteholders.
The selling noteholders or their successors may sell our notes directly or alternatively through broker-dealers or agents they select and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the notes are sold through broker-dealers or agents, the selling noteholders or purchasers of the notes will be responsible for broker-dealers’ or agents’ commissions. The timing and amount of any sale is within the sole discretion of each selling noteholder, subject to certain restrictions. For more information regarding the sales of Subordinated Notes by the selling noteholders pursuant to this prospectus supplement, please read “Plan of Distribution”.
The notes are not and will not be listed on any securities exchange. Currently, there is no public trading market for the notes.
Investing in our notes involves risk. See “Risk Factors” on page 2 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is May 20, 2016.

Prospectus Supplement
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein, or any free writing prospectus we have authorized for use in connection with this offering is accurate as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying base prospectus to the extent it contains information that is different from or in addition to the information in that base prospectus. If the description of the offering varies between any free writing prospectus we have authorized for use in connection with this offering and this prospectus supplement, you should rely on the information in such free writing prospectus.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about us and other securities we may offer from time to time. You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying base prospectus.
The distribution of this prospectus supplement and the accompanying base prospectus and this offering in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying base prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used for or in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation, and this prospectus supplement and the accompanying base prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation.
In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “Bankwell,” “the company,” “we,” “our” and “us” refer to Bankwell Financial Group, Inc. and its subsidiaries on a combined basis, and “Bankwell Bank” or “Bank” refer to Bankwell Bank, which is our subsidiary.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.mybankwell.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-205922) that we filed with the SEC. This prospectus supplement and the accompanying base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries. Statements in this prospectus supplement or the accompanying base prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or
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superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-36448 unless otherwise noted) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the resale of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, including portions of our definitive Proxy Statement filed with the SEC on April 22, 2016;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 10, 2016;

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Current Reports on Form 8-K filed on January 28, 2016 (reporting under Items 2.02 and 9.01); February 24, 2016 (reporting under Item 8.01); and April 27, 2016 (reporting under Items 2.02 and 9.01); and

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Description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on April 4, 2014 (File No. 333-195080), and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Bankwell Financial Group, Inc.
220 Elm Street
New Canaan, Connecticut 06840
Telephone: (203) 652-0166
Attn: Executive Vice President, Chief Financial Officer
You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying base prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or accompanying base prospectus. This prospectus supplement is dated May 20, 2016. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
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local, regional and national business or economic conditions may differ from those expected;

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we are subject to credit risk and could incur losses in our loan portfolio;

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our allowance for loan losses may not be adequate to absorb loan losses;

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changes in real estate values could also increase our credit risk;

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we could experience changes in our key management personnel;

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we may not be able to successfully execute our management team’s strategic initiatives;

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our ability to successfully execute our growth initiatives such as branch openings and acquisitions;

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volatility and direction of market interest rates;

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increased competition within our market area may limit our growth and profitability;

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economic, market, operational, liquidity, credit and interest rate risks associated with our business;

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the effects of and changes in trade, monetary and fiscal policies and laws, including the Federal Reserve Board’s interest rate policies;

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changes in accounting policies and practices, as may be adopted by regulatory agencies, the Public Accounting Oversight Board or the Financial Accounting Standards Board;

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changes in law and regulatory requirements (including those concerning taxes, banking, securities and insurance); and

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further governmental intervention in the U.S. financial system.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus and may not contain all the information that you need to consider in making your investment decision. You should read this prospectus supplement and the accompanying base prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus and the documents identified in the section “Incorporation by Reference.”
General
Bankwell Financial Group, Inc. (the Company, we, our, us) is a bank holding company, headquartered in New Canaan, Connecticut and offers a broad range of financial services through our banking subsidiary, Bankwell Bank (the Bank), a Connecticut state non-member bank founded in 2002. Our primary market is the greater Fairfield and New Haven County, Connecticut area, which we serve from our main banking office located in New Canaan, Connecticut and eight other branch offices located throughout the Fairfield and New Haven County area. As of December 31, 2015, on a consolidated basis, we had total assets of approximately $1.3 billion, net loans of approximately $1.1 billion, total deposits of approximately $1.0 billion, and shareholders’ equity of approximately $131.8 million.
We are committed to being the premier “Hometown” bank in Fairfield and New Haven Counties and surrounding areas. We believe that our market exhibits highly attractive demographic attributes and presents favorable competitive dynamics, thereby offering long-term opportunities for growth. We have a history of building long-term customer relationships and attracting new customers through what we believe is our superior customer service and our ability to deliver a diverse product offering. In addition, we believe that our strong capital position and extensive local ownership, coupled with a highly respected and experienced executive management team and board of directors, give us credibility with our customers and potential customers in our market. Our focus is on building a franchise with meaningful market share and consistent revenue growth complemented by operational efficiencies that we believe will produce attractive risk-adjusted returns for our shareholders.
On May 15, 2014, Bankwell Financial Group, Inc. priced 2,702,703 common shares in its IPO at $18.00 per share, and on May 15, 2014, Bankwell common shares began trading on the Nasdaq Stock Market. The net proceeds from the IPO were approximately $44.7 million, after deducting the underwriting discount of approximately $2.5 million and approximately $1.3 million of expenses.
Our History and Growth
Bankwell Bank was originally chartered as two separate banks, The Bank of New Canaan (including a separate division, Stamford First Bank) and The Bank of Fairfield, which were subsequently merged and rebranded as “Bankwell Bank.” It was chartered with a commitment to building the premier community bank in the market we serve. We began operations in April 2002 with an initial capitalization of  $8.6 million. On November 5, 2013, we acquired The Wilton Bank, and it was merged into Bankwell Bank. On October 1, 2014, we acquired Quinnipiac Bank and Trust Company and it was merged into Bankwell Bank.
With the efforts of our strong management team, we continued our growth and maintained a strong track record of performance. From December 31, 2010 through December 31, 2015, our total assets grew from $395.7 million to approximately $1.3 billion; our loans outstanding grew from $282.6 million to approximately $1.1 billion and our noninterest bearing deposits grew from $50.2 million to approximately $164.6 million. We believe this growth was driven by our ability to provide superior service to our customers and our financial stability. This loan growth was achieved while maintaining our focus on our strong underwriting standards, which has been reflected in our low net charge-off levels.
Business Strategy
We are focused on being the “Hometown” bank and banking provider of choice in our highly attractive market areas through:

Responsive, Customer-Centric Products and Services and a Community Focus.   We offer a broad array of products and services which we customize to allow us to focus on building long-term relationships with our customers through high-quality, responsive and personal customer service. By focusing on the entire customer relationship, we build the trust of our customers which leads to long-term relationships and generates our organic growth. In addition, we are committed to meeting the needs of the communities that we serve. Our employees are involved in many civic and community organizations which we support through sponsorships. As a result, customers and potential customers within our market know about us and frequently interact with our employees which allows us to develop long-term customer relationships without extensive advertising.
Strategic Acquisitions.   To complement our organic growth, we focus on strategic acquisitions in or around our existing markets that further our objectives. We believe there are banking institutions that continue to face credit challenges, capital constraints and liquidity issues and that lack the scale and management expertise to manage the increasing regulatory burden and will likely need to partner with an institution like ours. As we evaluate potential acquisitions, we will continue to seek acquisitions that provide meaningful financial benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile.
Utilization of Efficient and Scalable Infrastructure.   We employ a systematic and calculated approach to increasing our profitability and improving our efficiencies. We continually upgrade our operating infrastructure particularly in the areas of technology, data processing, compliance and personnel. We believe that our scalable infrastructure provides us with an efficient operating platform from which to grow in the near term, and without incurring significant incremental noninterest expenses, while continuing to deliver our high-quality, responsive customer service, which will enhance our ability to grow and increase our returns.
Disciplined Focus on Risk Management.   Effective risk management is a key component of our strong corporate culture. We use our strong risk management process to monitor our existing loan and investment securities portfolios, support operational decision-making and improve our ability to generate earning assets with strong credit quality. To maintain our strong credit quality, we use a comprehensive underwriting process and we seek to maintain a diversified loan portfolio and a conservative investment securities portfolio. Board-approved policies contain approval authorities, as appropriate, and are reviewed at least annually. We have a Risk Management Steering Committee comprised of executive officers who oversee new business initiatives and other activities that warrant oversight of risk and related mitigants. Internal review procedures are performed regarding anti-money laundering and consumer compliance requirements. Our Chief Risk Officer reports directly to the Chair of our Audit Committee.
Our Competitive Strengths
We believe that we are especially well-positioned to create value for our shareholders as a result of the following competitive strengths:
Our Market.   Our current market is defined as the greater Fairfield and New Haven County area. The Stamford market area includes numerous affluent suburban communities of professionals who work and commute into New York City, approximately 50 miles from our headquarters, and many small to mid-sized businesses which support these communities. Fairfield County is the wealthiest county in Connecticut, with a 2010 – 2014 median household income of  $83,163 according to estimates from the United States Census Bureau. We believe that this market has economic and competitive dynamics that are favorable to executing our growth strategy.
Experienced and Respected Management Team with a Proven and Successful Track Record.   Our executive management team is comprised of seasoned professionals with significant banking experience, a history of high performance at local financial institutions and success in identifying, acquiring and integrating financial institutions. Our senior management team includes Christopher R. Gruseke, Chief Executive Officer (one year with us), Heidi S. DeWyngaert, Executive Vice President, Chief Lending Officer (eleven years with us), Ernest J. Verrico, Sr., Executive Vice President, Chief Financial Officer (six years with us), Christine A. Chivily, Executive Vice President, Chief Credit Officer (three years with us), and Michele Johnson, Senior Vice President, Chief Risk Officer (seven years with us).

Dedicated Board of Directors with Strong Community Involvement.   Our board of directors is comprised of a group of local business leaders who understand the need for strong community banks that focus on serving the financial needs of their customers. One of our directors, Frederick R. Afragola, was instrumental in our organization and growth. Mr. Afragola was the Chief Executive Officer and President of Bankwell from its opening in 2002 until his retirement in 2008 and played an integral role in building our foundation and guiding our growth. The interests of our executive management team and directors are aligned with those of our shareholders through common stock ownership. By capitalizing on the close community ties and business relationships of our executive management team and directors, we are positioned to continue taking advantage of the market opportunity present in our primary market.
Strong Capital Position.   At December 31, 2015, we had a 9.68% tangible common equity ratio, and the Bank had a 10.84% tier 1 leverage ratio and a 12.18% tier 1 risk-based ratio. We believe that our ability to attract capital has facilitated our growth and is an integral component to the execution of our business plan.
Scalable Operating Platform.   We provide banking technology, including remote deposit capture, internet banking and mobile banking, to provide our customers with maximum flexibility and create a scalable platform to accommodate our future growth aspirations. We believe that our advanced technology combined with responsive and personal service provides our customers with a superior banking experience.
ADDITIONAL INFORMATION
Our principal executive office is located at 220 Elm Street, New Canaan, Connecticut 06840, and our telephone number is (203) 652-0166. Our website address is www.mybankwell.com. The information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement or the accompanying base prospectus.
USE OF PROCEEDS
We will not receive any proceeds as a result of the sale of the Notes by the selling noteholders described in this prospectus supplement and the accompanying prospectus.
SELLING NOTEHOLDERS
On August 19, 2015, the Company completed the offering and sale of  $25,500,000 aggregate principal amount of its fixed rate 5.75% Subordinated Notes due August 15, 2025 (the “Notes”). The Notes were offered pursuant to a private placement of securities to accredited institutional investors and a Note Purchase Agreement. The Notes provide for quarterly interest payments only with the principal due in full on August 15, 2025, unless paid earlier. The Company, in its discretion, shall have the right to redeem or prepay any or all of the Notes, without premium or penalty prior to August 15, 2025: (a) in whole or in part, at any time on or after August 15, 2020 and prior to August 15, 2025, but in all cases in a principal amount with integral multiples of  $1,000, on any interest payment date; or (b) in whole, at any time, upon the occurrence of a Tier 2 Capital Event or a Tax Event as defined in the Notes, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption will be at a price equal to 100% of the principal amount of the Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to, but excluding, the date of redemption or prepayment.
All Notes were issued to the selling noteholders in a private placement exempt from registration under the Securities Act. The Notes are subject to the Registration Rights Agreement, dated as of August 19, 2015, by and among the Company and the several noteholders, and, pursuant to such agreement, we are registering the Notes for resale by the selling noteholders by means of this prospectus supplement and the accompanying prospectus. The information contained in the table below in respect of the selling noteholders (including the Notes beneficially owned and the Notes offered) has been obtained from the selling noteholders and has not been independently verified by us. The “selling noteholders” include the selling noteholders listed below and their respective pledgees, assignees, transferees, donees and other successors-in-interest, including banks or other financial institutions which may enter into pledges, loans, or other financing transactions with them or their respective affiliates, as well as their respective pledgees, donees, distributees, counterparties, transferees, or other successors-in-interest. We may amend or supplement this prospectus supplement from time to time in the future to update or change this list of selling noteholders and Notes which may be offered and sold to identify such pledgees, assignees, transferees, donees and other successors-in-interest. The registration of the Notes does not necessarily mean that the selling noteholders will sell all or any of the Notes. In addition, the selling noteholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, notes in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
Name of Purchaser	Principal Amount Of Subordinated Notes
StoneCastle Financial Corp.	$7,500,000
Great American Life Insurance Company	$5,000,000
Cincinnati Insurance Co.	$3,000,000
Cincinnati Life Insurance Co.	$2,000,000
Federated Mutual Insurance	$3,000,000
Federated Life Insurance	$2,000,000
Banc of California NA	$3,000,000
PLAN OF DISTRIBUTION
The selling noteholders may from time to time offer some or all of the Notes for sale. The selling noteholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Notes covered by this prospectus supplement, but they will pay any and all selling commissions and stock transfer taxes, if any, attributable to sales of the Notes. We will not receive any proceeds from the sale of our notes covered hereby.
The selling noteholders may sell the Notes covered by this prospectus supplement from time to time, and may also decide not to sell all or any of the Notes that they are allowed to sell under this prospectus supplement. The selling noteholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling noteholders may sell our notes directly or alternatively through broker-dealers or agents they select. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices. Sales may be made by the selling noteholders in one or more types of transactions, which may include:
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purchases by dealers and agents who may receive compensation in the form of concessions or commissions from the selling noteholders and/or the purchasers of the Notes for whom they may act as agent;

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one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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ordinary brokerage transactions or transactions in which a broker solicits purchases;

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purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

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the pledge of Notes for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Notes;

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short sales or transactions to cover short sales relating to the Notes;

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one or more exchanges or over the counter market transactions;

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through distribution by a selling noteholder or its successor-in-interest to its members, general or limited partners or noteholders (or their respective members, general or limited partners or noteholders);

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privately negotiated transactions;

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the writing of options, whether the options are listed on an options exchange or otherwise;

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distributions to creditors and equity holders of the selling noteholders; and

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any combination of the foregoing, or any other available means allowable under applicable law.

Additionally, each selling noteholder may resell all or a portion of its Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations, rather than pursuant to this prospectus supplement.
The selling noteholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus supplement but are exchangeable for or represent beneficial interests in the notes. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling noteholder or borrowed from the selling noteholders or others to settle such third-party sales or to close out any related open borrowings of notes. The third parties may deliver this prospectus supplement in connection with any such transactions. Any third party in such sale transactions will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus supplement is a part as may be required.
In addition, the selling noteholders may engage in hedging transactions with broker-dealers in connection with distributions of Notes or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling noteholders. The selling noteholders may also sell securities short and redeliver securities to close out such short positions. The selling noteholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus supplement. The selling noteholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Notes so loaned or pledged pursuant to this prospectus supplement. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling noteholders’ securities or in connection with the offering of other securities not covered by this prospectus supplement.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling noteholders. Broker-dealers or agents may also receive compensation from the purchasers of Notes for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling noteholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Notes covered hereby, the selling noteholders, any broker-dealer or agent, any other participating broker-dealer that executes sales for the selling noteholders and any third parties in sale, forward sale or derivative transactions with the selling noteholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, any profits realized by the selling noteholders and any compensation earned by such broker-dealer or agent may be deemed to be commissions. Selling noteholders who are “underwriters” under the Securities Act must deliver this prospectus supplement and the accompanying prospectus in the manner required by the Securities Act. This delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling noteholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling noteholders may agree to indemnify any broker-dealers and agents against or contribute to any payments the broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling noteholders or their affiliates in the ordinary course of business.
In order to comply with applicable securities laws of some states or countries, the Notes may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Notes may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available.
DESCRIPTION OF THE NOTES
General
The Notes are unsecured, subordinated obligations of ours and will mature on August 15, 2025. Unless previously purchased and cancelled or redeemed prior to maturity, we will repay the Notes at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity. We will pay principal of and interest on the notes in U.S. dollars. The Notes will constitute our unsecured debt obligations and will rank equally among themselves and junior in right of payment to our senior indebtedness, as described below in “Subordination of the Notes.” No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co, as the nominee of DTC.
We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional notes ranking equally with the notes and with identical terms to the notes in all respects (except for issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the Notes. No limit exists on the aggregate principal amount of the notes of this series that we may issue.
Interest Rate and Interest Payment Dates
The Notes bear interest at the annual rate of 5.75% from August 19, 2015 or from the most recent date to which interest has been paid or for which interest has been provided, and we pay accrued interest on the notes quarterly in arrears on each February 15, May 15, August 15 and November 15 (but if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement). The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the first day of February, May, August and November immediately preceding the applicable interest payment date.
Interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month.
The Notes contain no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries. There are no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. The Notes do not contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the Notes, or to pay dividends or make other distributions to our shareholders.

In addition, neither the indenture nor the Notes contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
The Notes and the indenture will be governed by and construed in accordance with the laws of the State of Connecticut.
The Notes are not deposits in the Company or Bankwell Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The Notes are solely obligations of the company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.
Subordination of the Notes
Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.
“Senior indebtedness” means, in each case, whether outstanding on the date we entered into the notes or arising after that time: (a) all indebtedness of the Company for money borrowed (including deposits), whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of the Company for the payment of the purchase price of property, goods, materials, assets or services purchased or acquired by the Company (other than such obligations to trade creditors incurred by the Company in the ordinary course of business); (c) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Company; (e) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) all obligations of the Company to its general credits (as defined for purposes of 12 C.F.R. Part 217, as the same may be amended from time to time, or any successor regulation); (g) all obligations of the Company of the type referred to in clauses (a) through (f) of other persons, for the payment of which Company is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of the Company; provided, however, that Senior Indebtedness does not include (i) the notes, (ii) any obligation that by its terms is on parity with the notes, (iii) any indebtedness between Company and any of its Subsidiaries or affiliates, or (iv) the Junior Subordinated Indebtedness (as defined below).
In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the notes. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Notes from time to time, together with the holders of any obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of the Company ranking junior to the Notes (collectively, “Junior Subordinated Indebtedness”), which includes any obligation that by its terms is subordinated to the Notes.
We may create in the future indebtedness and obligations that will rank senior in right of payment with the Notes. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally or junior in right of payment with or to the notes.
All liabilities of Bankwell Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the Notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us, redeems its capital securities or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the Notes, we will need to rely primarily on dividends paid to us by Bankwell Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the Notes at their maturity or upon redemption, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes. Regulatory rules may restrict Bankwell Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the Notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of Bankwell Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.
Redemption Upon Special Events
The notes may not be redeemed, called or mandatorily repurchased by us prior to the maturity date except upon the occurrence of certain special events described below.
The Company, in its discretion, shall have the right to redeem or prepay any or all of the Notes without premium or penalty prior to the Maturity Date: (a) in whole or in part, at any time on or after August 15, 2020 and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of  $1,000, on any Interest Payment Date; or (b) in whole, at any time, upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption will be at a price equal to 100% of the principal amount of the Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to, but excluding, the date of redemption or prepayment. Any such redemption or prepayment shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency to the extent such approval shall then be required by law, regulation or policy, receipt of any and all required regulatory approvals and in compliance with all applicable laws, rules and regulations.
A “Tax Event” shall mean the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of  (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company. “Tier 2 Capital” has the meaning in Appendix A to 12 C.F.R. Part 222 (“Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure”), as amended, modified and supplemented and in effect from time to time or any replacement thereof.

LEGAL MATTERS
Certain legal matters will be passed upon for us by the law firm of Hinckley, Allen & Snyder LLP, Hartford, Connecticut.
EXPERTS
Whittlesey & Hadley, P.C., independent registered public accounting firm, has audited the consolidated financial statements of Bankwell Financial Group, Inc. included in its Annual Report on Form 10-K as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and registration statement on Form S-3 (File No. 333-205922) that we filed with the SEC. Bankwell Financial Group Inc.’s financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 are incorporated by reference in reliance on Whittlesey & Hadley, P.C. reports, given on their authority as experts in accounting and auditing.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts and Stock Purchase Units
Warrants
Units
We may issue, separately or together, debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants and units, and we may offer and sell, separately or together, these securities from time to time in one or more offerings.
This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any securities offered in a supplement to this prospectus at the time of the offering. The prospectus supplement for each offering of securities will also describe the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from the sale of these securities will also be set forth in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “BWFG.”
Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and as included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Our principal executive offices are located at 220 Elm Street, New Canaan, Connecticut 06840, and our telephone number at that location is (203) 652-0166.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is August 27, 2015.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $50 million of securities as described in this prospectus. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants and units. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock or units consisting of one or more of the other securities described in this prospectus in any combination.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described in this prospectus under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The terms “Bankwell,” “we,” “our,” and “us” refer, collectively, to Bankwell Financial Group, Inc., a Connecticut corporation, and its subsidiary, Bankwell Bank.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://investor.mybankwell.com/CorporateProfile.aspx?iid=4143686. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
i

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36448 unless otherwise noted) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015, including portions of our definitive Proxy Statement filed with the SEC on April 22, 2015;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 11, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, as filed with the SEC on August 10, 2015;

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Current Reports on Form 8-K filed on January 20, 2015 (reporting under Items 5.02 and 9.01); January 29, 2015 (reporting under Items 2.02 and 9.01); February 27, 2015 (reporting under Items 5.02 and 9.01); March 3, 2015 (reporting under Item 8.01); April 13, 2015 (reporting under Items 5.02 and 9.01); April 30, 2015 (reporting under Items 2.02 and 9.01); May 27, 2015 (reporting under Item 5.02); July 27, 2015 (reporting under Items 2.02 and 9.01) (other than any portions of the documents furnished and not filed); August 4, 2015 (reporting under Items 5.02 and 9.01) and August 19, 2015 (reporting under Items 2.03, 8.01 and 9.01); and

•
Description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on April 4, 2014 (File No. 333-195080), and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Bankwell Financial Group, Inc.
220 Elm Street
New Canaan, Connecticut 06840
Telephone: (203) 652-0166
Attn: Executive Vice President, Chief Financial Officer
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FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. Any statements contained in or incorporated by reference into this prospectus and the information incorporated by reference in this prospectus that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words like “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions, and should be read in conjunction with the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, risks that emerge from time to time that are not possible for us to predict. Forward-looking statements speak only as of the date of this prospectus (unless another date is indicated). We disclaim any obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.
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BANKWELL FINANCIAL GROUP, INC.
Bankwell Financial Group, Inc. is a bank holding company, headquartered in New Canaan, Connecticut and offers a broad range of financial services through our banking subsidiary, Bankwell Bank, a Connecticut state commercial bank founded in 2002. Our primary market is the greater Fairfield County, Connecticut area, which we serve from our main banking office located in New Canaan, Connecticut and six other branch offices located throughout the Fairfield County area. In addition, two additional branches were added as a result of the merger with Quinnipiac Bank and Trust Company in the fourth quarter of 2014 located in New Haven County, Connecticut. As of June 30, 2015, on a consolidated basis, we had total assets of approximately $1.2 billion, net loans of approximately $1.0 billion, total deposits of approximately $951.6 million, and shareholders’ equity of approximately $133.7 million.
Our common stock is listed on the NASDAQ Global Market under the ticker symbol ‘‘BWFG.’’ Our principal executive offices are located at 220 Elm Street, New Canaan, Connecticut 06840, and our telephone number at this location is (203) 652-0166.
RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated.
	Six Months Ended June 30, 2015	Years Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1):
Excluding interest on deposits	8.50	9.37	11.48	2.79	3.74	1.59x
Including interest on deposits	3.04	2.64	3.50	1.55	2.00	1.20x

(1)
For purposes of computing this ratio (i) earnings consist of income before income taxes plus fixed charges, (ii) fixed charges, excluding interest on deposits, include interest expense (other than on deposits), preferred stock dividends and the estimated portion of rental expense attributable to interest, and (iii) fixed charges, including interest on deposits, include all interest expense, preferred stock dividends and the estimated portion of rental expense attributable to interest.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and in the documents incorporated by reference herein before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus, any prospectus supplement and the documents incorporated herein by reference may also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (1) our Annual Report on Form 10-K, (2) our Quarterly Reports on Form 10-Q and (3) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include:
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refinancing, reducing or repaying debt;

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repurchasing outstanding common and preferred stock;

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investments in Bankwell Bank and our other subsidiaries as regulatory capital;

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financing possible investments or acquisitions;

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expansion of the business;

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investments at the holding company level;

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working capital; and

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capital expenditures.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES
Future debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. We expect that the senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.
General
The senior debt securities will constitute our unsecured and unsubordinated obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:
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the debt securities’ designation;

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the aggregate principal amount of the debt securities;

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the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

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the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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provisions for a sinking fund, purchase fund or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

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the form of the debt securities;

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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

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the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

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whether and upon what terms the debt securities may be defeased;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

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any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium or discount, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•
the successor entity, if any, is a U.S. corporation (subject to certain exceptions provided for in the senior indenture);

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the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions are met.

No Protection in the Event of a Change in Control.   Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   An event of default for any series of senior debt securities is defined under the senior indenture as being:
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our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and if specified for such series, the continuance of such failure for a specified period);

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our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•
certain events of bankruptcy or insolvency, whether or not voluntary; and

•
any other event of default provided for in such series of senior debt securities.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

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reduces the principal amount of, or interest on, any senior debt securities of such series;

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changes the place or currency of payment of principal of, or interest on, any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

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changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

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reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

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waives a default in the payment of principal of or interest on the senior debt securities;

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adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Shareholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF COMMON STOCK
General
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and bylaws.
Under our certificate of incorporation, we have authority to issue 10,000,000 shares of common stock, no par value per share. As of June 30, 2015, 7,240,704 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.
We have reserved an additional 304,640 shares of our common stock for issuance upon exercise of existing warrants. We have also reserved 984,568 shares of our common stock for issuance in connection with stock awards granted under our stock incentive plans, 517,531 of which have been issued, 185,498 option shares were outstanding and 467,037 shares were available for issuance as of June 30, 2015.
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.
Dividends and other distributions
Subject to certain regulatory restrictions discussed in this prospectus and to the rights of holders of any preferred stock that we may issue, holders of common stock are entitled to receive dividends from legally available funds, when, as and if declared by our board of directors. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and liabilities (including all deposits in the Bank and interest accrued thereon) and any liquidation preference owed to any holders of then-outstanding preferred stock are paid. Holders of our Series C preferred stock have rights that are senior to our common stock. We must make payments on our Series C preferred stock before any dividends can be paid to our common stock. See “Description of Our Preferred Stock — Series C Preferred Stock — Dividends.”
Preemptive Rights
The terms of our common stock do not entitle our shareholders to preemptive rights with respect to any shares of capital stock which may be issued. However, the Company entered into a securities purchase agreement with an institutional investor in connection with its purchase of 370,000 shares of our common stock on September 30, 2013. The securities purchase agreement provides, among other things, that this investor shall have a preemptive right to maintain its percentage ownership of the Company’s issued and outstanding stock with respect to public or private offerings of our common stock for a three year period expiring September 30, 2016.
Transfer Agent and Registrar
The transfer agent for our common stock is Computershare.
Anti-Takeover Effect of Governing Documents and Applicable Law
Provisions of Governing Documents.   Certain provisions of our certificate of incorporation and bylaws highlighted below may have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. Among other things, our certificate of incorporation and bylaws:
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restrict the exercise of voting rights by “interested shareholders,” as described below, for the amendment of certain provisions of our certificate of incorporation and by-laws;

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prohibit shareholder action by written consent in lieu of a meeting;

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prohibit business combinations with an “interested shareholder,” as described below, for five years following an acquisition of shares by such “interested shareholder,” unless approved by our board of directors;

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enable our board of directors to issue “blank check” preferred stock up to the authorized amount, with such preferences, limitations and relative rights, including voting rights, as may be determined from time to time by our board of directors;

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prohibit the acquisition of 10% or more of our outstanding voting stock unless approved by at least 2/3 of our directors then in office;

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prohibit any person from making an offer to acquire 10% or more of our outstanding voting stock without prior notice to our board, and in case the board has disapproved such offer within 15 days following such notice;

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allow our board of directors, when considering any tender or exchange offer for our stock, or proposal to merge, to take into account factors other than the interests of our shareholders, such as long-term and short-term interests of the corporation, and the interests of our employees, customers, creditors, suppliers, and our surrounding community;

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provide for the limitation of liability and indemnification of our officers and directors;

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require a 60% vote of our shareholders to repeal the sections of our certificate of incorporation addressing limitation of liability and indemnification of our officers and directors;

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prohibit the removal of directors other than for cause, or by a vote of at least 2/3 of our directors then in office, or by an affirmative vote of at least 80% of the voting power of our outstanding voting stock;

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enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting;

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provide that only our Chairman, our President or a majority of our board of directors have the ability to call a special meeting of our shareholders;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of our board of directors.

The amendment of certain provisions of our certificate of incorporation, including, without limitation, provisions governing certain business combinations, special meetings of shareholders, director liability, removal of directors, nominations for directors, action by shareholders, approval for certain acquisitions and offers to acquire voting stock and consideration for merger consolidation or other offers must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the issued and outstanding shares of our capital stock entitled to vote thereon. In case we have an “interested shareholder,” the affirmative vote of not less than sixty percent (60%) of the issued and outstanding shares of our capital stock entitled to vote thereon other than shares held by the “interested shareholder” is required. An “interested shareholder” is defined in our certificate of incorporation as any person who beneficially owns ten percent or more of the voting power of our outstanding voting stock, or who is an affiliate or associate of ours (as defined under Connecticut corporate law) and has beneficially owned ten percent or more of the voting power of our outstanding voting stock at any time within the five years immediately preceding such vote, or any successor or transferee of such shares held by an “interested shareholder” at any time within such five-year period.
Our bylaws may be altered, amended, added to or repealed either by the affirmative vote of the holders of a majority of stock entitled to vote thereon or by the affirmative vote of a majority of our board of directors. However, the affirmative vote of sixty percent (60%) of the issued and outstanding shares entitled to vote thereon is required (i) by the terms of our bylaws, to amend certain bylaw provisions, including those dealing with shareholders’ meetings (including annual meetings), shareholder nomination of director candidates, removal of directors and filling of vacancies on our board of directors; and (ii) by the terms of our certificate of incorporation, for any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with our Bylaws. In all such cases, if there is an “interested shareholder,” as described above, the sixty percent (60%) vote must include the affirmative vote of the issued and outstanding shares entitled to vote thereon held by shareholders other than the interested shareholder.
Provisions of Applicable Law.   The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common stock or preferred stock. The ability of our board of directors to issue authorized but unissued shares of our common stock or preferred stock at its sole discretion may enable our board of directors to sell shares to individuals or groups who the board of directors perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.
Although our bylaws do not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.
Under Connecticut banking law, no person may acquire beneficial ownership of ten percent or more of any class of voting securities of a Connecticut chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by the Connecticut Department of Banking. The Connecticut Department of Banking will disapprove the acquisition if the bank has been in existence for less than five years, or if a holding company, if the subsidiary banks of which have been in existence for less than five years, unless the Connecticut Department of Banking waives this five year restriction, or if the acquisition would result in the acquirer controlling 30% or more of the total amount of deposits in insured depository institutions in Connecticut. Similar restrictions apply to any person who holds ten percent or more of any such class and desires to increase its holdings to 25% or more of such class.
The prior approval of the Federal Reserve Board under the Change in Bank Control Act of 1978 is required before any person could acquire “control” of the Company. “Control” is presumed to exist where the acquiring party will have voting control of at least ten percent of our common stock and if  (1) we have a class of voting securities registered under Section 12 of the 1934 Act or (2) the acquiring party would be the largest holder of a class of voting securities of the Company immediately after the transaction.
The prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 is required before any bank holding company could acquire five percent or more of our common stock and before any other company could acquire “control” of us. Under Federal Reserve Board policy, an investor can own less than 25% of our outstanding voting shares and obtain a board seat on our board of directors without being deemed to have acquired “control” of us. In addition, an investor can own up to 33% of our total equity (as opposed to less than 25%) without being deemed to have acquired “control,” provided that the investment does not include ownership of 15% or more of any class of voting securities.

DESCRIPTION OF PREFERRED STOCK
The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation, as amended, and by-laws, and the certificate of amendment which will be filed with the SEC in connection with the offering of a particular series of preferred stock.
General
Our certificate of incorporation, as amended, permits us to issue one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock, in each case, without any further action by our shareholders. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.
Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.
As of the date of this prospectus, one series of preferred stock is authorized, issued and outstanding. We issued 10,980 shares of our Series C preferred stock in connection with our participation in the Department of the Treasury’s Small Business Lending Fund program. Our Series A preferred stock and Series B preferred stock have been redeemed and cancelled.
Series C Preferred Stock
Voting Rights.   The holders of the Series C preferred stock do not have voting rights other than with respect to certain matters relating to the rights of holders of Series C preferred stock, on certain corporate transactions and, if applicable, the election of additional directors described below.
In addition to any other vote or consent required by law or by our certificate of incorporation, the written consent of the Treasury, if the Treasury holds any shares of Series C preferred stock, or the holders of a majority of the outstanding shares of Series C preferred stock, voting as a single class, if the Treasury does not hold any shares of Series C preferred stock, is required to:
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amend our certificate of incorporation or the Certificate of Designation for the Series C preferred stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series C preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up by or of us;

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amend our certificate of incorporation or the Certificate of Designation for the Series C preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series C preferred stock;

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consummate a binding share exchange or reclassification involving the Series C preferred stock or a merger or consolidation with another entity, unless (1) the shares of Series C preferred stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) the shares of Series C preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series C preferred stock immediately prior to consummation of the transaction, taken as a whole;
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sell all, substantially all or any material portion of, our assets, if the Series C preferred stock will not be redeemed in full contemporaneously with the consummation of such sale; or

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consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series C preferred stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of us or the acquirer, or the Holding Company preferred stock. Any such Holding Company preferred stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series C preferred stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series C preferred stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series C preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C preferred stock and will not require the vote or consent of the holders of the Series C preferred stock.
A “Holding Company Transaction” means the occurrence of  (a) any transaction that results in a person or group (1) becoming the direct or indirect ultimate beneficial owner of our common equity representing more than 50% of the voting power of the outstanding shares of our common stock or (2) being otherwise required to consolidate for GAAP purposes, or (b) any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), we or the acquiror is or becomes a bank holding company or savings and loan holding company.
To the extent holders of the Series C preferred stock are entitled to vote, holders of shares of the Series C preferred stock will be entitled to one for each share then held.
The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series C preferred stock would otherwise be required, all outstanding shares of the Series C preferred stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.
Dividends.   The Series C preferred stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate is fixed at 1%. After four and one half years from issuance, the dividend rate will increase to 9%.
Dividends on the Series C preferred stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series C preferred stock for a particular dividend period, then the holders of the Series C preferred stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. We must, however, within five calendar days, deliver to the holders of the Series C preferred stock a written notice executed by our Chief Executive Officer and Chief Financial Officer stating our board of directors’ rationale for not declaring dividends. Our failure to pay a dividend on the Series C preferred stock also will restrict our ability to pay dividends on and repurchase other classes and series of our capital stock, including our common stock.
When dividends have not been declared and paid in full on the Series C preferred stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series C preferred stock a certificate executed by at least a majority of the members of our board of directors stating that it used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, (i) our failure to pay dividends on the Series C preferred stock for five or more dividend periods, whether consecutive or not, will give the holders of the Series C preferred stock the right to appoint a non-voting observer on our board of directors, and (ii) our failure to pay dividends on the Series C preferred stock for six or more dividend periods, whether consecutive or not, and if the aggregate liquidation preference of the Series C preferred shares then outstanding is of  $25,000,000 or more, will give the holders of the Series C preferred stock the right to elect two directors. However, given that the liquidation preference for the Series C preferred stock is less than $25,000,000, it is unlikely that the foregoing provisions described in the last sentence would be applicable.
No Sinking Fund.   The Series C preferred stock is not subject to any sinking fund.
Priority of Dividends.   So long as any share of the Series C preferred stock remains outstanding, we may declare and pay dividends on our common stock only if full dividends on all outstanding shares of Series C preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid. If a dividend is not declared and paid in full on the Series C preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock.
Restrictions on Repurchases.   So long as any share of the Series C preferred stock remains outstanding, we may repurchase or redeem shares of our common stock, only if dividends on all outstanding shares of Series C preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the Series C preferred stock as of the applicable record date). If a dividend is not declared and paid in full on the Series C preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no redemptions or repurchases of our common stock may be carried out, except in certain limited cases.
Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series C preferred stock will be entitled to receive for each share of Series C preferred stock, out of our assets proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock payment of an amount equal to the sum of  (1) the $1,000 liquidation preference amount per share and (2) the amount of any accrued and unpaid dividends on the Series C preferred stock.
For purposes of the liquidation rights of the Series C preferred stock, neither a merger nor consolidation of us with another entity nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of our affairs.
Redemption and Repurchases.   The Series C preferred stock may be redeemed at any time at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, regardless of whether such dividends have been declared for that period, all subject to the approval of the federal banking regulator.
To exercise the optional redemption right, we must give notice of the redemption to the holders of record of the Series C preferred stock, not less than 30 days and not more than 60 days before the date of redemption. In the case of a partial redemption of the Series C preferred stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors or a committee of the board of directors determines to be fair and equitable, provided that shares representing at least 25% of the aggregate liquidation amount of the Series C preferred stock are redeemed.
Shares of Series C preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series C preferred stock.

Conversion.   Holders of the Series C preferred stock have no right to exchange or convert their shares into any other securities.
Registration Rights.   As part of the terms of our participation in the Treasury’s Small Business Lending Fund Program, or SBLF, we agreed to provide the holders of our Series C preferred stock with the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The Treasury exercised its piggyback registration rights in connection with our initial public offering.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a depositary agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the depositary agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the depositary agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Conversion and Exchange
Depositary shares will not themselves be convertible into common stock or any other securities or property of Bankwell. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other securities, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. The terms and conditions for the treatment of fractional shares of common stock upon conversion will be set forth in the applicable prospectus supplement relating thereto.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Bankwell, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the depositary agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The depositary agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of the equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In connection with previous offerings, we issued 945,789 units to subscribers. Each unit issued in these previous offerings represented one share of common stock and one non-transferable warrant. Each warrant allows a holder to purchase 0.3221 shares of common stock at an exercise price of  $14.00 per share. The exercise period for the warrants is from October 1, 2015 through December 1, 2015. None of the warrants may be exercised prior to October 1, 2015. The Company intends to file a prospectus supplement in connection with these securities.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES
Each debt security, depositary share, stock purchase contract, stock purchase unit, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, depositary agreement, stock purchase contract, warrant agreement, stock purchase unit agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements, stock purchase units or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bankwell, the trustees, any warrant agent, unit agent or any other agent of Bankwell, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the material terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer manager to manage a subscription rights offering.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities and may end any of these activities at any time.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Hinckley, Allen & Snyder LLP, Hartford, Connecticut.
EXPERTS
Whittlesey & Hadley, P.C., independent registered public accounting firm, has audited the consolidated financial statements of Bankwell Financial Group, Inc. included in its Annual Report on Form 10-K as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and registration statement. Bankwell Financial Group Inc.’s financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 are incorporated by reference in reliance on Whittlesey & Hadley, P.C. reports, given on their authority as experts in accounting and auditing.

$25,500,000 Subordinated Notes

PROSPECTUS SUPPLEMENT
(To the Prospectus dated August 27, 2015)

May 20, 2016